EXHIBIT 99.1

Business Summary

Ticker:	PGUS (OTCQB)
Reporting Status:	SEC - Current
Financial Reports:	Audited
Fiscal Year End:	April 30
Shares Outstanding:	350M

Investor Information:
www.ProGreenUS.com/investors.html

Contact:
Jan Telander, President and CEO Jan@ProGreenUS.com Phone: 1 (248) 805-3652 www.ProGreenUS.com

About ProGreen US, Inc. & CEO Jan Telander

ProGreen US, Inc. (ProGreen), (OTCQB: PGUS), www.ProGreenUS.com, @ProGreenUS, is a US company engaged primarily with investments in agricultural and real estate projects in Baja California, Mexico, both through its joint venture partnership with Inmobiliaria Contel S.R.L.C.V. (Contel) and through its majority-owned Mexican subsidiary Procon Baja JV (Procon). Until 2016, the company was called ProGreen Properties, Inc., and was engaged in the business of acquiring, refurbishing and upgrading residential real estate into modern affordable homes, some being aimed at the local real estate market and some sold to European Property Investors. The company's name was changed effective July 22, 2016 to ProGreen US, Inc., "…to better reflect the expansion of the company's business activities going forward, investment in agriculture land in Baja California, further planning for residential and commercial real estate developments in the area, with integration of advanced solar technology." The ticker symbol was also changed, from PGEI to PGUS. Prior to ProGreen, Jan Telander, the Chief Executive Officer, had been a property developer in Spain for nearly 40 years, had built several developments with his brother, Ulf, having built and sold over 500 properties. Jan was also a founder of the Swedish solar products manufacturer, SolTech Energy Sweden AB (SOLT:FN Stockholm).

Agricultural – Business Unit

Joint venture (JV) agreements between ProGreen and Contel provide for Contel to contribute the land to the joint venture, as well as handling all planning, permits, preparation and construction, in order for the property to be worked, leased or sold as prime farm land. ProGreen is responsible for providing the financing. Under the JV agreement, ProGreen receives with priority the return of the financed amount, from all revenue received, after which the profits are split equally between the two parties.

Through the JV agreements with Contel, ProGreen controls nearly 14,000 acres of agricultural land in Baja, including 2,200 acres plus a 3-year option on the remaining 11,500 acres. Of the total agricultural land, ProGreen expects between 4,000 to 5,000 acres may be suitable for farming, depending on the availability of water. Some of the large remainder of the land – which could be 9,000 to 10,000 acres – could potentially be used for commercial and residential real estate in direct support of the farming operations and for the local economy and industry that may develop over time as a result of these operations.

Four wells have been drilled on the first tract, producing an abundance of water. Contel has begun their growing operation with a first produce purchase agreement for $1.1 to $1.3 million (USD) for red chile peppers - from Agricola El Consuela, an exporter/importer to the U.S. market – which is being grown on the first 100 acres. The profit margin on this first crop is expected to be in the range of 55-60%. ProGreen has stated goals for Contel to increase the growing operation to 400 acres in 2018, 800 acres in 2019, and 1,200 acres in 2020.

Real Estate – Business Unit

ProGreen's Mexican subsidiary, Procon, signed a definitive purchase agreement for the purchase of a tract of land near the town of El Rosario in Baja that covers a total area of approximately 5,000 acres with 4.7 miles of oceanfront. A Master Plan is being created for a very large resort-type retirement and vacation community with the name "Cielo Mar" that will cover all of this land. Translated into English, Cielo means "heaven" and Mar means "sea", the Cielo Mar planned community thus being "heaven by the sea." The first phase of the development of the master plan is underway.

Cielo Mar – The Community

Cielo Mar is planned as a totally green, all-solar gated community, and will likely include the following, (which can be confirmed only when the master plan is completed):

●	Single Family Residences – est. 7,000 lots
●	Condominium Developments, Several – est. 3,000 units
●	Hotels, several – est. 3,000 rooms
●	Marina - for leisure craft
●	Golf Courses – 3 expected
●	Sports & Tennis Center
●	Bike, Hiking & Walking Trails
●	Green Areas & Parks
●	Museum
●	Equestrian Center
●	Beach Club
●	Commercial Center
●	Fiber Optic High Speed Internet
●	Water Reservoirs
●	Sewage Plants

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Cielo Mar Initial Market Introduction Offer

The general plan is to select an initial small part of the land which will be the first phase of the development, to be completed with all infrastructure, i.e. water, sewage, tarmacked roads, street lighting, etc. This first phase will then serve as a reference for the rest of the development. With this first phase, the initial market offering will be for accepting "reservations" on A (premium), B and C lots, for example, for early buyers to be able to make final selection of their property locations once the master plan has been completed.

The offer for these early reservations will come with the most attractive terms, and will allow early buyers to have preference in the selection of sites. A website for Cielo Mar is planned to be launched before the end of March (2017), where the public will be able to follow the progress of this planned community. The terms of the initial market introduction offer will be published on the site when launched, as well as the date - soon to follow - that reservations will begin.

Management Team for Cielo Mar Development

Alejandro Espinoza Arroyo will be joining Procon as General Manager for the Cielo Mar development in April of this year. He is currently working as a consultant to Procon, overseeing the production of the topographical plan that is required for creating the Master Plan. Alejandro is an accomplished Civil Engineer who has managed 750 construction projects and 500 public tenders, covering a diverse range of development work for the Municipality of Ensenada, which takes up the majority of the state of Baja California. He was also the Plan Manager for Housing and Topography for all of the area within the municipalities of Tijuana, Tecate, and Rosarito Beaches for several years. In addition to his years of service as a large-scale Plan Manager and Project Manager, Alejandro is a well-known chronicler and historian of El Rosario, Baja California and the surrounding region.

About Contel

Jan Telander, President and CEO of ProGreen, has a partnership interest and participates in the management of Contel, which was formed in early 2016. Contel is a partnership between Jan and Flavio Contreras Espinoza, representing an extended family of Mexican land owners. The intent with Jan's interest in Contel was to provide a suitable entity with which to involve ProGreen for the development of properties in Baja. ProGreen cannot own agricultural properties under Mexican law, though Jan's partnership interest in Contel provides a level of control with final signing authority, per the partnership agreement.

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About Procon Baja JV

Procon is ProGreen's joint venture subsidiary with Contel, and is owned by ProGreen (51%) and Contel (49%) jointly. The company is managed by a board of Managing Directors consisting of three members, two representing ProGreen and one representing Contel. At least two Managing Directors approval is needed for management decisions or major financial transactions, giving ProGreen full operational control. Procon is the holding company for the real estate land acquired for the Cielo Mar development.

Business Development Timeline

The Baja California, Mexico Map Image to the left shows the key location references for the Business Development Timeline below. The planned community, Cielo Mar, and the agricultural land controlled by the company are in relatively close proximity to El Rosario, approximately 150 miles south of Ensenada. The first ProGreen Farm, Arenoso, is on the main road called the Transpeninsular Highway, Highway 1.

The Business Development Timeline below shows from the bottom starting in 2015 how both the Real Estate and the Agricultural business segments have developed until now, and looking forward. The Baja projects began with early investigation and due diligence into an opportunity presented by Mexican land owners with whom the company made contact, regarding options for monetizing their land.

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Business Development Timeline

Real Estate

Agriculture

Real Estate	Year	Agriculture
300 Lots*	2020	1200 Acres*
150 Lots*	2019	800 Acres*
75 Lots*	2018	400 Acres*

Real Estate

- Start on Infrastructure Construction Immediately Upon Master Plan Approval
- Master Plan Complete, 1st Phase Execution Plan Approved

25 Lots

- 1st Offering Reservations Phase I
- Cielo Mar Website 1st Launch

Jan 2017

- Procon Subsidiary Acquires 5000 Acres with 4.7 Miles Oceanfront - to be 'Cielo Mar' Planned Community

- Procon Subsidiary Formed for Holding Real Estate Land

Jan 2016

- Initial Baja Real Estate Land Investigation & Due Diligence

Agriculture

- Wells Drilled & Land Cleared For 2018
- 1st, 2nd, 3rd Harvests of Chile Peppers

100 Acres

- Chile Pepper Plants to be Transferred to Arenoso Farm
- "ProGreen Farms" Brand Established, Trademarking Arenoso Farm

Jan 2017

- Seedlings Started, Baja Plants Nursery, San Quintin
- Contel Receives $1.2M Produce Purchase Contract Buyer: Agricola El Consuelo
- Contel Establishes Growing Operation Under JV Agreement

- 2nd JV w/Contel 1900 Acres Ag Land & 11,500 Acres 3yr Option
- 1st JV w/Contel 300 Acres Ag Land

Jan 2016

- Initial Baja Agricultural Land Investigation & Due Diligence

* Baseline goals as announced on February 23, 2017

ProGreen US, Inc. (OTCQB: PGUS) www.ProGreenUS.com

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Projects Press Releases

March 6, 2017 Agriculture Operation Launches "ProGreen Farms" Brand

http://www.newmediawire.com/news/agriculture-operation-launches-progreen-farms-brand-4598656

January 23, 2017 Contel Signs Million Dollar Produce Agreement

http://www.newmediawire.com/news/contel-signs-million-dollar-produce-agreement-4462364

February 02, 2017 ProGreen's Subsidiary Procon Acquires 5,100 Acres of Ocean Front Land in Baja

http://www.newmediawire.com/news/progreen-s-subsidiary-procon-acquires-5-100-acres-of-ocean-front-land-in-baja-4495168

Investors Hangout Live Stream AMA Conference Call

February 21, 2017 ProGreen Invited to Live Stream Online Conference Call

http://www.newmediawire.com/news/progreen-invited-to-live-stream-online-conference-call-4556857

Business / Finance Press Releases

February 22, 2017 ProGreen CEO Provides a Second $250,000 Bridge Financing to the Company

http://www.newmediawire.com/news/progreen-ceo-provides-a-second-250-000-bridge-financing-to-the-company-4560474

February 1, 2017 $5 Million Equity Line Declared Effective

http://www.newmediawire.com/news/5-million-equity-line-declared-effective-4492314

December 7, 2016 ProGreen Reduces Authorized Shares of Common Stock

http://www.newmediawire.com/news/progreen-reduces-authorized-shares-of-common-stock-4315129

November 22, 2016 ProGreen Gets Further Funding From the CEO

http://www.newmediawire.com/news/progreen-gets-further-funding-from-the-ceo-4247819

September 14, 2016 – ProGreen Uplists to OTCQB

http://www.newmediawire.com/news/progreen-uplists-to-otcqb-3949855

July 21, 2016 – ProGreen Properties, Inc. Changes Its Name to ProGreen US, Inc.

http://www.newmediawire.com/news/progreen-properties-inc-changes-its-name-to-progreen-us-inc-3739149

Social Media:	Company Address:
https://twitter.com/ProGreenUS https://progreenus.wordpress.com/ https://www.facebook.com/ProGreenFarms/ Website: www.ProGreenUS.com	ProGreen Us, Inc. 6443 Inkster Rd Suite 170-D Bloomfield MI 48301 +1.248-805-3652 Info@progreenus.com

Safe Harbor:

The information presented above may contain information, which may constitute 'forward-looking statements' within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. 'Forward-looking statements' are based upon expectations, estimates and projections at the time the statements are made that involve a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from those anticipated.

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